UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

Centrus Energy Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800

Bethesda, MD 20817

(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 6, 2025, Centrus Energy Corp. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Barclays Capital Inc. (“Barclays”), Citigroup Global Markets Inc. (“Citigroup”), UBS Securities LLC (“UBS”), Evercore Group L.L.C. (“Evercore”), B. Riley Securities, Inc. (“B. Riley”), Guggenheim Securities, LLC (“Guggenheim Securities”), MUFG Securities Americas Inc. (“MUFG”), William Blair & Company, L.L.C. (“William Blair”), Lake Street Capital Markets, LLC (“Lake Street”) and Northland Securities, Inc. (“Northland”), with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its Class A common stock, par value $0.10 per share (the “Class A Common Stock”), having an aggregate offering price of up to $1,000,000,000 (the “Shares”), through or to any of Barclays, Citigroup, UBS, Evercore, B. Riley, Guggenheim Securities, MUFG, William Blair, Lake Street and Northland, as its “sales agent” (together, the “Sales Agents”).

Each time the Company wishes to issue and sell Shares under the Sales Agreement, the Company will notify the Sales Agent of the number of Shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of Shares that may be sold in one trading day, any minimum price below which sales may not be made and any other sales parameters as the Company deems appropriate. The Company is not obligated to sell any Shares under the Sales Agreement. Subject to the terms of the Sales Agreement, the Sales Agent may sell the Shares by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made through NYSE American LLC or any other trading market for the Class A Common Stock. The Sales Agent will use commercially reasonable efforts consistent with their normal trading and sales practices. Pursuant to the Sales Agreement, the Company will pay the Sales Agent a commission equal to 1.50% of the gross sales proceeds of any Shares sold through or to the Sales Agent under the Sales Agreement.

The Sales Agreement will terminate upon the earlier of (i) the sale of all Shares subject to the Sales Agreement and (ii) termination of the Sales Agreement in accordance with the terms and conditions set forth therein.

Any Shares to be offered and sold under the Sales Agreement will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-291305), which was filed with the Securities and Exchange Commission (“SEC”) on November 6, 2025 and became automatically effective upon filing pursuant to Rule 462(e) under the Securities Act, and a prospectus supplement, dated November 6, 2025, filed with the SEC pursuant to Rule 424(b) under the Securities Act in connection with the offer and sale of the Shares under to the Sales Agreement.

The Sales Agreement includes customary representations, warranties, conditions, covenants, and indemnification rights and obligations of the Company and the Sales Agents. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

O’Melveny & Myers LLP, counsel to the Company, has issued an opinion to the Company, dated November 6, 2025, relating to the validity of the Shares to be issued and sold pursuant to the Sales Agreement, a copy of which is filed as Exhibit 5.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated as of November 6, 2025, between the Company and the Sales Agents
5.1	Opinion of O’Melveny & Myers LLP
23.1	Consent of O’Melveny & Myers LLP (contained in Exhibit 5.1)
99.1	Press Release, dated November 6, 2025
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XLBL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	November 6, 2025	By:	/s/ Todd M. Tinelli
Todd M. Tinelli
Senior Vice President, Chief Financial Officer, and Treasurer